Certain confidential information contained in this document, marked by brackets and asterisk, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because the Company customarily and actually treats such information as private or confidential and the omitted information is not material.

Exhibit 10.21

Planet Labs Inc. - Pricing Reference ID: 1629404820075r

CONFIDENTIAL ~ DMS Template ID: 4759304 (v1.8)

Amendment No. 3 to Google Cloud Platform Addendum

This Amendment (“Amendment”) is between Google LLC (“Google”) and the Customer in the signature block below (“Customer”) and amends the Google Cloud Platform License Agreement previously entered into by the parties with an effective date on December 15, 2016 (as amended, the “Agreement”). Such Agreement includes the Google Cloud Platform Addendum entered into by the parties with an effective date on February 13, 2020 (as amended, the “Addendum”). Capitalized terms used but not defined in this Amendment have the meaning given to them in the Agreement. This Amendment will be effective from the date countersigned by the last party (“Amendment 3 Effective Date”).

1.	Additional Compute - N2 On-demand SKUs. Effective within five business days after the Amendment 3 Effective Date, the following table of SKUs is appended to [*****]

[*****]

[*****]

2.

Miscellaneous. All other terms and conditions of the Agreement remain unchanged and in full force and effect. If the Agreement (including the Addendum) and the Amendment conflict, the Amendment will govern. This Amendment is subject to the Governing Law section in the Agreement.

Signed by the parties’ authorized representatives.

GOOGLE	CUSTOMER: Planet Labs Inc.

By:	By:	/s/ Ashley Johnson
Name:	Name:	Ashley Johnson
Title:	Title:	CFO/COO
Date:	Date:	05 October 2021